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                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 1998, incorporated by reference in The May Department Stores Company's Form 10-K for the year ended January 31, 1998, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

St. Louis, Missouri
January 29, 1999